UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2010

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 5, 2010, West Bancorporation, Inc. (“West Bancorporation” or “the Company”) entered into an employment agreement with David D. Nelson in connection with his appointment as Chief Executive Officer and President of the Company (the “Agreement”).  The Company expects Mr. Nelson to commence his employment on or about April 1, 2010.  He will report to the Board of Directors and perform those duties customarily associated with the chief executive officer position.  He will be paid an annual base salary of $275,000 with a potential annual incentive bonus of up to 50% of base salary.  Any awarded performance bonus will be paid in long-term restricted stock.  Mr. Nelson will also receive a restricted stock grant valued at $125,000 in consideration of joining the Company, usual Company benefits and perquisites for senior executive officers, and relocation expenses.  The Agreement also contains terms prohibiting competition, solicitation, or disclosure adverse to the Company’s interests for one year after the Agreement is terminated.  The Agreement may be terminated by either party at will with 90 days written notice.  Mr. Nelson has also been appointed to serve as Chairman and Chief Executive Officer of West Bank.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On March 8, 2010, West Bancorporation announced that David D. Nelson has been appointed West Bancorporation’s Chief Executive Officer and President effective on or about April 1, 2010.  A brief description of the material terms of an employment agreement and initial stock grant are included above under Item 1.01.  A copy of the Agreement is attached hereto as Exhibit 10.1.

Mr. Nelson, age 49, has within the last five years been employed as President, Southeast Minnesota Business Banking for Wells Fargo Bank Minnesota, N.A. since 2008, and before that as Bank President/Lead President, Wells Fargo Southeast Minnesota region.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement dated March 5, 2010, between West Bancorporation, Inc. and David D. Nelson.
99	Press Release of West Bancorporation, Inc. dated March 8, 2010.

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or predictions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Department of the Treasury, the Iowa Division of Banking, and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

March 8, 2010	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Agreement dated March 5, 2010, between West Bancorporation, Inc. and David D. Nelson.

99	Press Release of West Bancorporation, Inc. dated March 8, 2010.